Exhibit 99.1
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of this 27th day of October, 2006, to be effective as of the 1st day of August, 2006, by and between EnergySouth, Inc., an Alabama corporation (the “Company”), and C. S. “Dean” Liollio (the “Executive”).
     WHEREAS, effective August 1, 2006, the Executive became the Company’s President and Chief Executive Officer and joined the Board of Directors of the Company; and
     WHEREAS, the Company and the Executive desire for the Executive’s employment with the Company to be upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth in this Agreement, and other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:
Section 1. Employment; Term; Responsibilities; Standard of Care.
     1.1 Employment. The Company employs the Executive and the Executive enters into the employment of the Company as the Company’s President and Chief Executive Officer upon and subject to all of the terms and conditions set forth in this Agreement.
     1.2 Term. The Company employs the Executive for a term (the “Term”) of three (3) years, commencing on August 1, 2006 (the “Employment Commencement Date”), and ending on the first to occur of (a) the date of termination of the Executive’s employment pursuant to Section 3 of this Agreement, or (b) July 31, 2009. The Company and the Executive may extend the Term by mutual agreement in writing. In the event that the parties extend the Term, the Executive’s employment with the Company will continue to be upon and subject to all of the terms and conditions of this Agreement, except to the extent that the parties modify any provisions of this Agreement in writing.
     1.3. Responsibilities. In the Executive’s capacity as President and Chief Executive Officer, the Executive will have the duties and responsibilities that the Board of Directors of the Company reasonably assigns to the Executive from time to time consistent with the typical duties commensurate with this position. The Executive will be responsible for the general and active management of the business of the Company under the direction of the Board of Directors, will preside at all meetings of shareholders, and will implement all orders and resolutions of the Board of Directors.
     1.4. Standard of Care. During the term of the Executive’s employment with the Company, the Executive will devote his full business time and reasonable best efforts to the business of the Company. The Executive may not engage in any other business activity, whether or not such business activity is pursued for profit, without the prior written consent of the Board of Directors of the Company. The Executive may serve as a director or trustee of any other business corporation or charitable organization as long as such service does not injure the Company and is approved by the Chairman of the Board of Directors of the Company. The Executive may hold, as a passive investor, up to two percent (2%) of the common stock of any public corporation.
Section 2. Compensation, Benefits and Perquisites. As remuneration for all services to be rendered by the Executive to the Company during the Term of this Agreement, the Company will pay and provide to the Executive the following compensation, benefits and allowances:

     2.1 Employment Bonus. EnergySouth will pay to the Executive an employment bonus in the amount of $60,000 at such time as the Executive’s family has established residency in Mobile, Alabama.
     2.2 Annual Direct Compensation.
          (a) Annual Base Salary. The Company will pay to the Executive an annual base salary (the “Base Salary”) in an amount established by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), provided, however, that in no event will the Base Salary be less than $325,000. The Company will pay the Base Salary to the Executive in equal installments throughout the year, consistent with the Company’s normal payroll practices. The Base Salary will be prorated for any year of the Term that is less than a full calendar year.
          (b) Annual Incentive Compensation. The Company will provide to the Executive the opportunity to earn an annual cash incentive award (the “Annual Cash Incentive Award”) under the Company’s Officer Incentive Compensation Plan. The Annual Cash Incentive Award will range from 0% to 80% of the Executive’s annual base salary and will be established by the Compensation Committee based upon reasonable performance goals and measures agreed upon by the Company and the Executive. The target Annual Cash Incentive Award will be 40% of the Executive’s Base Salary. Any award will be prorated for any year of the Term that is less than a full calendar year.
     2.3 Long-Term Incentive Award. The Company will provide to the Executive the opportunity to earn a long-term incentive award (the “Long-Term Incentive Award”). The Long-Term Incentive Award will be established by the Compensation Committee based upon reasonable performance goals and measures agreed upon by the Company and the Executive. The target Long-Term Incentive Award will be 90% of the Executive’s Base Salary. The Compensation Committee will determine the amount of the award, the date or dates for payment of the award, and the medium for granting the award (by way of example, cash, options, restricted stock, performance stock or common stock). The initial Long-Term Incentive Award will be made to the Executive in January, 2007.
     2.4 Restoration Compensation. In recognition of the Executive’s loss of certain incentive compensation awards that he incurred by accepting employment with the Company, the Company will pay the following compensation awards (the “Restoration Compensation”) to the Executive:
          (a) Cash Award. The Company will pay a cash award to the Executive of $750,000 that will vest in increments of $250,000 on the first, second and third anniversary dates, respectively, of the Employment Commencement Date. The Company will pay each vested increment of the cash award to the Executive on the first, second and third anniversary dates, respectively, of the Employment Commencement Date.
          (b) Cash Performance Award. The Company will pay a cash performance award to the Executive that will range from $0 to $500,000, and will be determined by multiplying $250,000 by the percentage change in the average value of the Company’s common stock for the five (5) trading days immediately preceding the Employment Commencement Date and the five (5) trading days immediately preceding the third anniversary of the Employment Commencement Date. The Company will pay the cash performance award to the Executive within thirty (30) days following the third anniversary of the Employment Commencement Date. If, prior to the third anniversary of the Employment Commencement Date, the outstanding shares of the Company’s common stock are increased, decreased or exchanged for a different number or kind of shares or other securities by reason of a stock split, reverse stock split, merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, or other recapitalization event, the manner of calculating the cash performance award to the Executive will be equitably adjusted.
     2.5 Restoration Pension Plan. The Company and the Executive will enter into a supplemental deferred compensation agreement (the “Restoration Pension Plan”) in connection with The Retirement Plan for Employees of EnergySouth, Inc. and Affiliates (the “Pension Plan”). The Restoration Pension Plan will provide benefits to the Executive that would otherwise have been payable under the Pension Plan but for the limitations imposed by Section 401(a)(17) and Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”).
     2.6 Employee Benefits. The Executive may participate in all retirement and group benefit plans in which all EnergySouth employees are eligible to participate, pursuant to the terms of such plans.
     2.7 Vacation. The Executive will receive four (4) weeks of paid vacation during each calendar year of the Term, beginning with the first calendar year of the Term, subject, except as to length, to the Company’s officer vacation policy as in effect from time to time. During any year in which the Executive is employed for less than the full calendar year, vacation time will be prorated accordingly.
     2.8 Allowances.
          (a) Relocation Expenses. The Company will reimburse the Executive for the following relocation expenses incurred by the Executive:
               (i) Reasonable out-of-pocket expenses paid in connection with moving household furniture from Houston to Mobile.
               (ii) Reasonable real estate commission paid in connection with the sale of the Executive’s home in Houston.
               (iii) Reasonable out-of-pocket closing costs paid in connection with the sale of the Executive’s home in Houston and the purchase of the Executive’s home in Mobile.
               (iv) Interest costs paid in connection with purchasing a residence in Mobile until the earlier of (A) the six (6) month anniversary of the date of purchase, or (B) the closing date of the sale of the Executive’s home in Houston.
               (v) Reasonable travel costs paid in connection with three (3) visits to Mobile by the Executive and his spouse for house hunting.
          (b) Automobile Allowance. The Company will pay to the Executive a monthly automobile allowance of $1,000.
Section 3. Termination of Employment.
     3.1 General. The Executive’s employment may be terminated in accordance with any of the provisions set forth in this Section 3. The effective date of termination of the Executive’s employment under this Section 3 will be referred to as the “Employment Termination Date.” With the exception of the provisions that survive the termination of this Agreement as set forth in Section 6.7, this Agreement will terminate on the Employment Termination Date.
     3.2 Events of Termination.
          (a) Termination Due to Death or Disability. The Company may terminate the Executive’s employment on account of Executive’s disability (as hereinafter described), and the Executive’s employment will terminate upon the Executive’s death. The Executive will be deemed to suffer from a disability if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive is absent from the full-time performance of his duties with the Company for ninety (90) days, whether or not consecutive, during any six (6) month period.
          (b) Voluntary Termination by the Executive. The Executive may terminate his employment at any time by delivering to the Board of Directors of the Company written notice of the Executive’s intent to terminate, delivered at least thirty (30) calendar days prior to the effective date of such termination. The termination will become effective automatically upon the expiration of the thirty (30) day notice period. Such notice will also constitute the resignation by the Executive of any positions he may hold as an officer and/or director of the Company and/or its subsidiaries or affiliates.
          (c) Voluntary Termination by the Company. The Company may terminate the Executive’s employment at any time by delivering to the Executive written notice of the Company’s intent to terminate, delivered at least thirty (30) calendar days prior to the effective date of such termination. The termination will become effective automatically upon the expiration of the thirty (30) day notice period. Unless otherwise stated in the termination notice, such notice will also constitute termination of the Executive as to any positions that he may hold as an officer and/or director of the Company and/or its subsidiaries or affiliates.
          (d) Termination by the Executive for Good Reason. The Executive may terminate his employment for Good Reason by delivering to the Board of Directors of the Company written notice of the Executive’s intent to terminate, delivered at least thirty (30) calendar days prior to the effective date of such termination, and stating in reasonable detail the facts and circumstances claimed to provide a basis for such termination. For purposes of this Agreement, “Good Reason” means, without the Executive’s express written consent, the occurrence of any one or more of the following:
               (i) The assignment to the Executive of any duties inconsistent with his status as President and Chief Executive Officer of the Company or a substantial reduction in the nature or status of the Executive’s responsibilities from those set forth in Section 1.3;
               (ii) The Company’s requiring the Executive to be based at a location that is more than fifty (50) miles from the current principal location of the Company without the Executive’s consent;
               (iii) The failure by the Company to continue to pay to or provide the Executive with the compensation, benefits and perquisites set forth in Section 2, at the times provided for payment or provision thereof; or
               (iv) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5.1 hereof.

     Notwithstanding the foregoing, none of the events described in clauses (i) through (iv) of this Section 3.2(d) will constitute Good Reason unless the Executive has notified the Company in writing describing the events which constitute Good Reason and the Company has failed to cure such events within thirty (30) days after the Company’s receipt of such written notice.
          (e) Termination by the Company for Cause. The Company may terminate the Executive’s employment for Cause. For purposes of this Agreement, “Cause” means any one or more of the following:
               (i) The Executive’s conviction, plea of “guilty” or plea of “no contest” to any crime constituting a felony in the jurisdiction in which it is committed or to any crime involving dishonesty or willful misconduct that materially injures or is likely to materially injure the Company;
               (ii) Willful violation of any significant Company policy that materially injures the Company and which violation Executive fails to cure after thirty (30) days written notice to Executive of such violation;
               (iii) Fraud;
               (iv) Consistent gross neglect of duties or wanton negligence by the Executive in the performance of his duties to the Company or any subsidiary or affiliate; or
               (v) Willful failure by the Executive to substantially perform or comply with (for reasons other than disability) the Executive’s obligations under Sections 1.3 and 1.4 or any other duties reasonably assigned or appropriate to the Executive’s position, which failure is not cured within thirty (30) days after written notice to Executive of such failure, or the material breach by Executive of the terms of this Agreement, which material breach is not cured within thirty (30) days after written notice to Executive of such default.
     Notwithstanding the foregoing, the Executive will not be deemed to have been terminated for Cause unless and until the Company has delivered to the Executive a written notice of termination which includes a determination by the Board of Directors finding that, in the good faith opinion of the Board of Directors, the Executive was guilty of conduct constituting “Cause” as set forth in this paragraph and specifying the particulars thereof in detail. The termination of employment will be effective upon the giving of such notice in accordance with the provisions of this Section.
     3.3 Payments Upon Termination.
          (a) Payments Upon Termination Due To Death or Disability.
               (i) If, prior to the end of the Term, the Executive’s employment with the Company terminates due to death or disability, the Company will pay to the Executive or to his legal representative (A) any accrued but unpaid Base Salary; (B) any Annual Cash Incentive Award that has been awarded but not paid; (C) any Long-Term Incentive Award that has been awarded but not paid; (D) all unpaid Restoration Compensation, whether or not vested, with the cash performance award component under Section 2.4(b) to be determined by substituting the words “the Employment Termination Date” for the words “the third anniversary of the Employment Commencement Date;” (E) any amounts payable to the Executive under the terms of the Restoration Pension Plan; and (F) any amounts payable to the Executive under the terms of the Company’s benefits plans in which the Executive is a participant.

               (ii) Items (A) through (D) of the preceding paragraph will be paid within thirty (30) days following the Employment Termination Date, or, if later, within thirty (30) days following the date on which the Executive’s legal representative is qualified and begins serving. Notwithstanding the preceding sentence of this paragraph, if Section 409A of the Code or the permanent, temporary or proposed regulations thereunder so require, all amounts payable under Item (D) of the preceding paragraph will be paid on the first day of the first month following the six (6) month anniversary of the Employment Termination Date. Amounts payable under Items (E) and (F) of the preceding paragraph will be paid in accordance with the terms of the respective plans.
               (iii) Following the Employment Termination Date, the Executive may exercise any vested but unexercised stock options in accordance with the terms of the stock option plan or grant agreement pursuant to which such options were granted. Any stock options that have been granted but have not vested will be forfeited.
          (b) Payments Upon Termination By the Company Without Cause or Termination By the Executive With Good Reason.
               (i) If, prior to the end of the Term, the Company terminates the Executive’s employment without Cause or if the Executive terminates his employment with the Company for Good Reason, the Company will pay to the Executive (A) any accrued but unpaid Base Salary; (B) any Annual Cash Incentive Award that has been awarded but not paid; (C) any Long-Term Incentive Award that has been awarded but not paid; (D) all unpaid Restoration Compensation, whether or not vested, with the cash performance award component under Section 2.4(b) to be determined by substituting the words “the Employment Termination Date” for the words “the third anniversary of the Employment Commencement Date;” (E) a cash benefit equal to two (2) times the Executive’s Base Salary and two (2) times the target Annual Cash Incentive Award for the calendar year in which the Employment Termination Date occurs; (F) any amounts payable to the Executive under the terms of the Restoration Pension Plan; and (G) any amounts payable to the Executive under the terms of the Company’s benefits plans in which the Executive is a participant. In addition, the Company will continue the Executive’s medical and life insurance coverage until the earlier of the two (2) year anniversary of the Employment Termination Date or the Executive’s re-employment with another employer.
               (ii) Items (A) through (D) of the preceding paragraph will be paid within thirty (30) days following the Employment Termination Date. Item (E) of the preceding paragraph will be paid to the Executive in equal installments over a period of twenty-four (24) months, commencing on the first day of the first month following the Employment Termination Date. Notwithstanding the preceding sentences of this paragraph, if Section 409A of the Code or the permanent, temporary or proposed regulations thereunder so require, all amounts payable under Item (D) of the preceding paragraph will be paid on the first day of the first month following the six (6) month anniversary of the Employment Termination Date, and all installments payable under Item (E) of the preceding paragraph during the first six (6) months following the Employment Termination Date will be accumulated by the Company and will be paid on the first day of the first month following the six (6) month anniversary of the Employment Termination Date, with each remaining installment to be paid on the first day of the first month thereafter. Amounts payable under Items (F) and (G) of the preceding paragraph will be paid in accordance with the terms of the respective plans.
               (iii) Following the Employment Termination Date, the Executive may exercise any vested but unexercised stock options in accordance with the terms of the stock option plan or grant agreement pursuant to which such options were granted. Any stock options that have been granted but have not vested will be forfeited.

          (c) Payments Upon Termination By the Company Without Cause or Termination By the Executive With Good Reason Within Two Years of a Change in Control.
               (i) If, within two (2) years following a Change in Control, the Company terminates the Executive’s employment without Cause or if the Executive terminates his employment with the Company for Good Reason, the Company will pay to the Executive (A) any accrued but unpaid Base Salary; (B) any Annual Cash Incentive Award that has been awarded but not paid; (C) any Long-Term Incentive Award that has been awarded but not paid; (D) all unpaid Restoration Compensation, whether or not vested, with the cash performance award component under Section 2.4(b) to be determined by substituting the words “the Employment Termination Date” for the words “the third anniversary of the Employment Commencement Date;” (E) a cash benefit equal to three (3) times the Executive’s Base Salary and three (3) times the target Annual Cash Incentive Award for the calendar year in which the Employment Termination Date occurs; (F) any amounts payable to the Executive under the terms of the Restoration Pension Plan; and (G) any amounts payable to the Executive under the terms of the Company’s benefits plans in which the Executive is a participant. In addition, the Company will continue the Executive’s medical and life insurance coverage until the earlier of the three (3) year anniversary of the Employment Termination Date or the Executive’s re-employment with another employer.
               (ii) Items (A) through (D) of the preceding paragraph will be paid within thirty (30) days following the Employment Termination Date. Item (E) of the preceding paragraph will be paid to the Executive within ninety (90) days of the Employment Termination Date. Notwithstanding the preceding sentences of this paragraph, if Section 409A of the Code or the permanent, temporary or proposed regulations thereunder so require, all amounts payable under Item (D) of the preceding paragraph will be paid on the first day of the first month following the six (6) month anniversary of the Employment Termination Date, and all installments payable under Item (E) of the preceding paragraph during the first six (6) months following the Employment Termination Date will be accumulated by the Company and will be paid on the first day of the first month following the six (6) month anniversary of the Employment Termination Date, with each remaining installment to be paid on the first day of the first month thereafter. Amounts payable under Items (F) and (G) of the preceding paragraph will be paid in accordance with the terms of the respective plans.
               (iii) Following the Employment Termination Date, any stock options that have been granted but have not vested will immediately vest, and the Executive may exercise any vested but unexercised stock options in accordance with the terms of the stock option plan or grant agreement pursuant to which such options were granted.
          (d) Payments Upon Any Other Termination by Either Party.
               (i) If, prior to the end of the Term, the Executive’s employment with the Company terminates for any reason other than those described in Sections 3.3(a), (b) or (c), the Company will pay to the Executive (A) any accrued but unpaid Base Salary; (B) any Annual Cash Incentive Award that has been awarded but not paid; (C) any Long-Term Incentive Award that has been awarded but not paid; (D) any amounts payable to the Executive under the terms of the Restoration Pension Plan; and (E) any amounts payable to the Executive under the terms of the Company’s benefits plans in which the Executive is a participant.
               (ii) Items (A) through (C) of the preceding paragraph will be paid within thirty (30) days following the Employment Termination Date. Amounts payable under Items (D) and (E) of the preceding paragraph will be paid in accordance with the terms of the respective plans.

               (iii) Any incentive awards, deferred compensation or stock options that have not been awarded, have not vested or which are payable to the Executive on a particular date which occurs following the Employment Termination Date will be forfeited. Following the Employment Termination Date, the Executive may exercise any vested but unexercised stock options in accordance with the terms of the stock option plan or grant agreement pursuant to which such options were granted. Any stock options that have been granted but have not vested will be forfeited.
          (e) Change in Control. For purposes of this Agreement, a “Change of Control” of the Company will be deemed to have occurred if and when:
               (i) Either of the following is consummated: (A) any consolidation or merger of the Company in which the majority of the Board of Directors are not on the continuing or surviving Board of Directors or pursuant to which shares of the Company’s common stock are converted into cash, securities or other property, other than a consolidation or merger of the Company in which each holder of the Company’s common stock immediately prior to the merger has, upon consummation of the merger, the same proportionate ownership of common stock of the surviving corporation as such holder had of the Company’s common stock immediately prior to the merger; or (B) any sale, lease exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) or all or substantially all of the assets of the Company; or
               (ii) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.
     3.4 Business Records. Upon termination of his employment, the Executive agrees to promptly deliver to the Company, all of the Company’s Business Records and all copies thereof and therefrom and confirms that the Company’s Business Records constitute the exclusive property of the Company. The term “Business Records” means all customer files, contract files, production records, maintenance records, reports and related data, memoranda, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Company and its subsidiaries and affiliates.
Section 4. Confidentiality. In consideration of the Executive’s employment by the Company as President and Chief Executive Officer and of the confidential information that the Executive will acquire by virtue of such employment, the Executive agrees to comply with the confidentiality provisions of this Section.
     4.1 Trade Secrets and Confidential Information. During the Term of this Agreement and thereafter for a period of five (5) years, the Executive will not directly or indirectly divulge or appropriate to his own use, or to the use of any third party, any “trade secrets” or “confidential information” (as defined in Section 4.2) of the Company or any of the Company’s subsidiaries and affiliates (hereinafter, the Company and its subsidiaries and affiliates shall be collectively referred to as the “Company Group”), except as may be in public domain other than by violation of the Agreement or as may be required by law.
     4.2 Definitions. “Trade Secrets” as used herein means all secret discoveries, inventions, formulae, designs, methods, processes, techniques of production and know-how relating to the Company

Group’s business. “Confidential Information” as used herein means the Company’s internal policies and procedures, suppliers, customers, financial information and marketing practices, as well as secret discoveries, inventions, formulae, designs, techniques of production, know-how and other information relating to the Company Group’s business not rising to the level of a trade secret under applicable law.
     4.3 Injunctive Relief. The parties acknowledge that the breach or threatened breach of the provisions of Section 4 may result in irreparable injury to the Company and, therefore, that monetary damages for such breach may be inadequate. In consideration of the foregoing, the Executive acknowledges and agrees that, in addition to all other remedies available to the Company at law or in equity, the Company will be entitled to injunctive relief or specific performance, or both, to restrain any threatened or continued breach of the provisions of Section 4 or to enforce the terms hereof. The parties hereby waive any requirement for the posting of a bond or other security in connection with such injunctive relief.
Section 5. Assignment.
     5.1 Assignment by the Company. This Agreement may be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any successor shall be deemed substituted for the “Company” for all purposes under this Agreement. As used in this Agreement, the term “successor” shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets of the Company.
     5.2 Assignment by Executive. This Agreement is personal and non-assignable by the Executive.
Section 6. Miscellaneous.
     6.1 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written (including, without limitation, the terms set forth in that certain letter agreement from John C. Hope, Chairman of the Board of Directors of the Company, to the Executive, which letter agreement is dated June 23, 2006, and was accepted and agreed to by the Executive on June 26, 2006), all of which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the parties hereto.
     6.2 Severability. If any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible, as aforesaid. The provisions of this Section shall be construed as an agreement independent of the other provisions of this Agreement. The existence of any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement by the Company of the provisions of this Agreement.
     6.3 Governing Law and Venue. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the

State of Alabama applicable to agreements made and to be performed wholly within the State of Alabama. Any suit brought hereon shall be brought in the state or federal courts located in Mobile County, Alabama.
     6.4 Waiver. No waiver by any party to this Agreement of any breach by any other party of any term, provision, or condition contained in this Agreement, and no failure by any party to insist upon the performance by any other party of any term, provision or condition contained in this Agreement, shall be deemed a waiver of such term, provision, or condition, or any subsequent breach of same, nor shall it be deemed a waiver of any other term, provision, or condition contained in this Agreement. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude any other or further exercise of the same or any other right, remedy, power or privilege. Any party’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of such party’s consent or approval of any subsequent act. No waiver shall be effective unless it is in writing and is signed by the parties asserting such waiver.
     6.5 Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts, each of which shall be deemed to be an original as to any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement and any amendment hereto shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties to this Agreement.
     6.6 Construction. This Agreement shall be construed and interpreted without regard to any presumption or other rule requiring construction against the party drafting the document or any provision contained in the document. It shall be construed neither for nor against any party, but shall be given reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.
     6.7 Survival. The provisions of Sections 3.3, 3.4, and 4 will survive the termination of this Agreement.
     6.8 Captions; Construction. The captions and headings used in this Agreement are inserted only for convenience and in no way define, describe, extend, or limit the scope of the particular provisions to which they refer, or the meaning or intent of this Agreement. The words “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” as used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.
     6.9 Section 409A Savings Clause. This Agreement and all provisions hereof are intended to comply with Section 409A of the Code and the permanent, temporary or proposed regulations issued thereunder. If any provision of this Agreement violates or fails to comply with the Section 409A of the Code or the permanent, temporary or proposed regulations thereunder, then such provision shall be modified, as of the effective date of this Agreement, to the least extent necessary to comply therewith. This Section supersedes all other provisions of this Agreement to the extent of any inconsistency.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.

ENERGYSOUTH, INC.

By:	/s/ John C. Hope, III

As its Chairman

/s/ C. S. Liollio

C.S. “Dean” Liollio